UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 19, 2011

EXPEDITE 5, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52869	27-2617472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

564 Market Street
Suite 705
San Francisco, California 94104
United States of America
(Address of principal executive offices)

+1 415 217 8816
  (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 19, 2011 Expedite 5, Inc. (the "Company") completed two private placements. The first offering was dated July 27, 2011 for the sale of 147,550 shares of the Company’s Common Stock at a per share price of $1.02 for total offering proceeds of $150,500. The second offering was dated August 15, 2011 for the sale of 1,000,000 shares at a per share price of $1.02 for offering proceeds of $1,020,000.

The Private Offering and issuance of shares to the investors was an unregistered sale of securities conducted pursuant to Rule 506 of Regulation D or Regulation S promulgated there under. Such securities were not registered under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITE 5, INC

By:	/s/Mark Opzoomer
Mark Opzoomer President, Chief Executive Officer and Director

 Dated: August 24, 2011